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                                  Exhibit 6(b)

                       DOMINION TECHNOLOGY PARTNERS, INC.

                           MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT (the "Agreement") between Dominion Technology Partners, Inc. ("Dominion Technology Partners") and MedStrong International Corporation ("Customer") is made effective as of date indicated below the Customer signature on the initial Order Form submitted by Customer and accepted by Dominion Technology Partners.

1. OVERVIEW.

      1.1 General. This Agreement states the terms and conditions by which Dominion Technology Partners will deliver and Customer will receive any or all of the services provided by Dominion Technology Partners, including facilities, bandwidth, managed services and professional services. If Customer purchases any equipment from Dominion Technology Partners (as indicated in the Order Form(s) described below), the terms and conditions by which Customer purchases and Dominion Technology Partners sells such equipment are stated in Addendum A attached hereto. Only this Section 1.1 and Addendum A shall apply to the purchase and sale of equipment. The specific services and/or products to be provided hereunder are identified in the Order Form(s) submitted by Customer and accepted by Dominion Technology Partners and described in detail in the Specification Sheets and Statements of Work attached to each Order Form. Each Order Form (with the attached Specification Sheet(s) and Statement(s) of Work) submitted, accepted and executed by both parties is hereby incorporated by reference into this Agreement. This Agreement is intended to cover any and all Services ordered by Customer and provided by Dominion Technology Partners. In the event that any terms set forth herein apply specifically to a service not ordered by Customer, such terms shall not apply to Customer.

      1.2 Definitions.

            (a) "Customer Area" means that portion(s) of the Internet Data Center(s) made available to Customer for the placement of Customer Equipment and/or Dominion Technology Partners Supplied Equipment and use of the Service(s).

            (b) "Customer Equipment" means the Customer's computer hardware, not including stored data, and other tangible equipment placed by Customer in the Customer Area. The Customer Equipment shall be identified on Dominion Technology Partners's standard customer equipment list completed and delivered by Customer to Dominion Technology Partners, as amended in writing from time to time by Customer.

            (c) "Customer Registration Form" means the list that contains the names and contact information (e.g. pager, email and telephone numbers) of Customer and the individuals authorized by Customer to enter the Internet Data Center(s) and Customer Area, as delivered by Customer to Dominion Technology Partners and amended in writing from time to time by Customer.

            (d) "Customer Technology" means Customer's proprietary technology, including Customer's Internet operations design, content, software tools, hardware designs, algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), know-how, trade secrets and any related intellectual property rights throughout the world (whether owned by Customer or licensed to Customer from a third party) and also including any derivatives, improvements, enhancements or extensions of Customer Technology conceived, reduced to practice, or developed during the term of this Agreement by Customer.

            (e) "Dominion Technology Partners Supplied Equipment" means the computer hardware, software and other tangible equipment and intangible computer code contained therein to be provided by Dominion Technology Partners for use by Customer as set forth on the Order Form(s).

            (f) "Dominion Technology Partners Technology" means Dominion Technology Partners's proprietary technology, including Dominion Technology Partners Services, software tools, hardware designs. algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), network designs, know-how, trade secrets and any related intellectual property rights throughout the world (whether owned by Dominion Technology Partners or licensed to Dominion Technology Partners from a third party) and also including any derivatives, improvements, enhancements or extensions of Dominion Technology Partners Technology conceived, reduced to practice, or developed during the term of this Agreement by either party that are not uniquely applicable to Customer or that have general applicability in the art.

            (g) "Initial Term" means the minimum term for which Dominion Technology Partners will provide the Service(s) to Customer, as indicated on the Order Form(s). Except as otherwise expressly provided in this Agreement, Dominion Technology Partners is obligated to provide and Customer is obligated to pay for each Service through its Initial Term and any Renewal Term.

            (h) "Internet Data Center(s)" means any of the facilities used by Dominion Technology Partners to provide the Service(s).

            (i) "Professional Services" means any non-standard professional or consulting service provided by Dominion Technology Partners to Customer as more fully described in a Statement of Work.

            (j) "Renewal Term" means any service term following the Initial Term, as specified in Section 2.2.

            (k) "Representatives" mean the individuals identified in writing on the Customer Registration Form and authorized by Customer to enter the Internet Data Center(s) and the Customer Area.

            (l) "Rules and Regulations" means the Dominion Technology Partners general rules and regulations governing Customer's use of Services, including, but not limited to, online conduct, and the obligations of Customer and its Representatives in the Internet Data Centers.

            (m) "Service(s)" means the specific service(s) provided by Dominion Technology Partners as described on the Order Form(s).

            (n) "Service Commencement Date" means the date Dominion Technology Partners will begin providing the Service(s) to Customer, as indicated in a Notice of Service Commencement delivered by Dominion Technology Partners to Customer.

            (o) "Service Level Warranty" is described and defined in Section 5.2 below.


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            (p) "Specification Sheet" means the detailed description for each
Service, other than Professional Services, ordered by Customer that is attached to an Order Form(s).

            (q) "Statement of Work" means the detailed description(s) of the Professional Services attached to (an) Order Form(s).

            (r) "Work" means any tangible deliverable provided by Dominion Technology Partners to Customer as described in the Statement of Work for any Professional Service.

2. DELIVERY OF SERVICES; TERMS; FEES.

      2.1 Delivery of Services.

            (a) General. By submitting an Order Form, Customer agrees to take and pay for, and, by accepting the Order Form, Dominion Technology Partners agrees to provide, the Service(s) during the Initial Term and for any Renewal Term, as specified in paragraph 2.2(b) below.

            (b) Delivery of Supplemental Services. The purpose of this provision is to enable Dominion Technology Partners to provide Customer with certain limited services and equipment needed by Customer on a "one-off" or emergency basis ("Supplemental Services") where such services are not included within the scope of the Services as described in the Specification Sheets and/or Statement of Work. Supplemental Service may include, as an example, a request from Customer to Dominion Technology Partners via telephone that Dominion Technology Partners immediately replace a problem Customer server with an Dominion Technology Partners server for a temporary period of time. Dominion Technology Partners shall notify Customer of the fees for any Supplemental Services requested by Customer and obtain Customer's approval prior to providing such services. In the event Dominion Technology Partners reasonably determines that Supplemental Services are required on an emergency basis, Dominion Technology Partners may provide such services without the consent of Customer, thereafter provide notice of the services to Customer and bill Customer a reasonable fee for such services. Customer agrees to pay Dominion Technology Partners the fees charged by Dominion Technology Partners for Supplemental Services. Customer will be charged for Supplemental Services in the invoice issued the month following delivery of the services. Dominion Technology Partners will use commercially reasonable efforts to provide Supplemental Services, provided that Dominion Technology Partners has no obligation to determine the need for or provide Supplemental Services. All Supplemental Services provided pursuant to this paragraph 2.1(b) are provided on an "as-is" basis and exclude warranties of any kind, whether express or implied.

      2.2 Term.

            (a) Term Commencement. The term for each Service will commence on the Service Commencement Date indicated in the Notice of Service Commencement delivered by Dominion Technology Partners to Customer when Dominion Technology Partners begins providing each Service to Customer.

            (b) Renewal Term(s). Each Service will continue automatically for additional terms equal to the Initial Term ("Renewal Term") unless Customer notifies Dominion Technology Partners in writing at least thirty (30) days prior to the end of the Initial Term or a Renewal Term, as applicable, that it has elected to terminate such Service, in which case such Service shall terminate at the end of such term. The termination of any Service will not affect Customer's obligations to pay for other Service(s). Notwithstanding the foregoing, Dominion Technology Partners may change or increase the prices it charges Customer for any Service at any time after the Initial Term effective thirty (30) days after providing notice to Customer. This paragraph 2.2(b) docs not apply to Dominion Technology Partners Supplied Equipment which is only provided for the Initial Term.

3. FEES AND PAYMENT TERMS.

      3.1 Fees and Expenses. Customer will pay all fees due according to the prices and terms listed in the Order Form(s). The prices listed in the Order Form(s) will remain in effect during the Initial Term indicated in the Order Form(s) and will continue thereafter, unless modified in accordance with Section 2,2. Customer also agrees to reimburse Dominion Technology Partners for actual out-of-pocket reasonable expenses incurred in providing Professional Services to Customer.

      3.2 Payment Terms. On the Service Commencement Date for each Service, Customer will be billed an amount equal to all non-recurring charges indicated in the Order Form and the monthly recurring charges for the first month of the term. Monthly recurring charges for all other months will be billed in advance of the provision of Services. All other charges for Services received and expenses incurred for Professional Services during a month (e.g., bandwidth usage fees, travel expenses) will be billed at the end of the month in which the Services were provided. Payment for all fees is due upon receipt of each Dominion Technology Partners invoice. All payments will be made in the United States in U.S. dollars.

      3.3 Late Payments. Any payment not received within thirty (30) days of the invoice date will accrue interest at a rate of one and one-half percent (1 1/2%) per month, or the highest rate allowed by applicable law, whichever is lower. If Customer is delinquent in its payments, Dominion Technology Partners may, upon written notice to Customer, modify the payment terms to require full payment before the provision of all Services and Dominion Technology Partners Supplied Equipment or require other assurances to secure Customer's payment obligations hereunder.

      3.4 Taxes. All fees charged by Dominion Technology Partners for Services are exclusive of all taxes and similar fees now in force or enacted in the future imposed on the transaction and/or the delivery of Services, all of which Customer will be responsible for and will pay in full, except for taxes based on Dominion Technology Partners's net income.

4. CONFIDENTIAL INFORMATION; INTELLECTUAL PROPERTY OWNERSHIP; LICENSE GRANTS.

      4.1 Confidential Information.

            (a) Nondisclosure of Confidential Information. Each party acknowledges that it will have access to certain confidential information of the other party concerning the other party's business, plans, customers, technology, and products. and other information held in confidence by the other party ("Confidential Information"). Confidential Information will include all information in tangible or intangible form that is marked or designated as confidential or that, under the circumstances of its disclosure, should be considered confidential. Confidential Information will also include, but not be linked to, Dominion Technology Partners Technology, Customer


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Technology, and the terms and conditions of this Agreement. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by, or required to achieve the purposes of this Agreement, nor disclose to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary), any of the other party's Confidential Information and will take reasonable precautions to protect the confidentiality of such information, at least as stringent as it takes to protect its own Confidential Information.

            (b) Exceptions. Information will not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party;
(ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party. The receiving party may disclose Confidential Information pursuant to the requirements of a governmental agency or by operation of law, provided that it gives the disclosing party reasonable prior written notice sufficient to permit the disclosing party to contest such disclosure.

      4.2 Intellectual Property.

            (a) Ownership. Except for the rights expressly granted herein and the assignment expressly made in paragraph 4.4(a), this Agreement does not transfer from Dominion Technology Partners to Customer any Dominion Technology Partners Technology, and all right, title and interest in and to Dominion Technology Partners Technology will remain solely with Dominion Technology Partners. Except for the rights expressly granted herein, this Agreement does not transfer from Customer to Dominion Technology Partners any Customer Technology, and all right, title and interest in and to Customer Technology will remain solely with Customer. Dominion Technology Partners and Customer each agrees that it will not, directly or indirectly, reverse engineer, decompile, disassemble or otherwise attempt to derive source code or other trade secrets from the other party.

            (b) General Skills and Knowledge. Notwithstanding anything to the contrary in this Agreement, Dominion Technology Partners will not be prohibited or enjoined at any time by Customer from utilizing any skills or knowledge of a general nature acquired during the course of providing the Services, including, without limitation, information publicly known or available or that could reasonably be acquired in similar work performed for another customer of Dominion Technology Partners.

      4.3 License Grants.

            (a) By Dominion Technology Partners. Dominion Technology Partners hereby grants to Client a nonexclusive, royalty-free license, during the term of this Agreement, to use the Dominion Technology Partners Technology solely for purposes of using the Service(s). Customer shall have no right to use the Dominion Technology Partners Technology for any purpose other than using the Service(s).

            (b) By Customer. Customer agrees that if, in the course of performing the Service(s), it is necessary for Dominion Technology Partners to access Customer Equipment and use Customer Technology. Dominion Technology Partners is hereby granted and shall have a nonexclusive, royalty-free license, during the term of this Agreement, to use the Customer Technology solely for the purposes of delivering the Service(s) to Customer. Dominion Technology Partners shall have no right to use the Customer Technology for any purpose other than providing the Service(s).

      4.4 Professional Services; Assignments and License.

            (a) Assignment of Work. Effective at the time Dominion Technology Partners receives full and final payment for the Professional Service. Dominion Technology Partners assigns to Customer all right, title and interest, including all intellectual property rights, in the Work, provided, however, that such assignment does not include the Dominion Technology Partners Technology.

            (b) License Grant. Commencing at the time Dominion Technology Partners receives full and final payment for the Work, Dominion Technology Partners grants to Customer a non-exclusive, non-transferable, royalty free, perpetual license to use the Dominion Technology Partners Technology incorporated into the Work solely in connection with the use of the Work as a whole. To the extent that Customer or its employees or contractors participate in the creation or development of Dominion Technology Partners Technology, Customer, on behalf of itself and its employees and contractors, hereby assigns to Dominion Technology Partners all right, title and interest, including all intellectual property rights in, the Dominion Technology Partners Technology.

5. DOMINION TECHNOLOGY PARTNERS REPRESENTATIONS AND WARRANTIES.

      5.1 General.

            (a) Authority and Performance of Dominion Technology Partners. Dominion Technology Partners represents and warrants that (i) it has the legal right to enter into this Agreement and perform its obligations hereunder, and
(ii) the performance of its obligations and delivery of the Services to Customer will not violate any applicable U.S. laws or regulations, including OSHA requirements, or cause a breach of any agreements with any third parties. In the event of a breach of the warranties set forth in this paragraph 5.1(a), Customer's sole remedy is termination pursuant to Section 10 of the Agreement.

            (b) Year 2000 Performance Compliance. Dominion Technology Partners warrants that none of the computer hardware and software systems and equipment incorporated into or utilized in the delivery of the Services contains any date dependent routines or logic which will fail to operate correctly after December 31, 1999, by reason of such date dependence; provided, however, that no representation or warranty is made as to the adequacy of any Customer or third party service provider hardware or software used in connection with the Services. In the event of any breach of the warranties under this paragraph 5.1(b), Customer's sole remedy is termination pursuant to Section 10 of the Agreement.

      5.2. Service Level Warranty. In the event that Customer experiences any of the service performance issues defined in this Section 5.2 as a result of Dominion Technology Partners's failure to provide bandwidth or facility services, Dominion Technology Partners will, upon Customer's request in accordance with paragraph 5.2(d) below, credit Customer's account as described below (the "Service Level Warranty"). The Service Level Warranty shall not apply to any services other than bandwidth and facility services, and, shall not



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apply to performance issues (i) caused by factors outside of Dominion Technology
Partners's reasonable control; (ii) that resulted from any actions or inactions of Customer or any third parties; or (iii) that resulted from Customer's equipment and/or third party equipment (not within the sole control of Dominion Technology Partners).

            (a) Service Warranty Definitions. For purposes of this Agreement, the following definitions shall apply only to the Services (not including Professional Services).

                  (i) "Downtime" shall mean sustained packet loss in excess of fifty percent (50%) within Dominion Technology Partners's U.S. network for fifteen (15) consecutive minutes due to the failure of Dominion Technology Partners to provide Service(s) for such period. Downtime shall not include any packet loss or network unavailability during Dominion Technology Partners's scheduled maintenance of the Internet Data Centers, network and Service(s), as described in the Rules and Regulations.

                  (ii) "Excess Latency" shall mean transmission latency in excess of one hundred twenty (120) milliseconds round trip time between any two points within Dominion Technology Partners's U.S. network.

                  (iii)" Excess Packet Loss" shall mean packet loss in excess of one percent (1%) between any two points within Dominion Technology Partners's U.S. network.

                  (iv) "Performance Problem" shall mean Excess Packet Loss and/or Excess Latency.

                  (v) "Service Credit" shall mean an amount equal to the pro-rata monthly recurring connectivity charges (i.e., all monthly recurring bandwidth-related charges) for one (1) day of Service.

            (b) Downtime Periods. In the event Customer experiences Downtime, Customer shall be eligible to receive from Dominion Technology Partners a Service Credit for each Downtime period. Examples: If Customer experiences one Downtime period, it shall be eligible to receive one Service Credit. If Customer experiences two Downtime periods, either from a single event or multiple events, it shall be eligible to receive two Service Credits.

            (c) Performance Problem; Packet Loss and Latency. In the event that Dominion Technology Partners discovers or is notified by Customer that Customer is experiencing a Performance Problem, Dominion Technology Partners will take all actions necessary to determine the source of the Performance Problem.

                  (i) Time to Discover Source of Performance Problem; Notification of Customer. Within two (2) hours of discovering or receiving notice of the Performance Problem, Dominion Technology Partners will determine whether the source of the Performance Problem is limited to the Customer Equipment and the Dominion Technology Partners equipment connecting the Customer Equipment to the Dominion Technology Partners LAN. If Dominion Technology Partners determines that the Customer Equipment and Dominion Technology Partners connection are not the source of the Performance Problem, Dominion Technology Partners will determine the source of the Performance Problem within an additional two (2) hour period. In any event, Dominion Technology Partners will notify Customer of the source of the Performance Problem within sixty (60) minutes of identifying the source.

                  (ii) Remedy of Packet Loss and Latency. If the source of the Performance Problem is within the sole control of Dominion Technology Partners, Dominion Technology Partners will remedy the Performance Problem within two (2) hours of determining the source of the Performance Problem. If the source of and remedy to the Performance Problem reside outside of the Dominion Technology Partners LAN or WAN, Dominion Technology Partners will use commercially reasonable efforts to notify the party(ies) responsible for the source of the Performance Problem and cooperate with it (them) to resolve such problem as soon as possible.

                  (iii) Failure to Determine Source and/or Remedy. In the event that Dominion Technology Partners (A) is unable to determine the source of the Performance Problem within the time periods described in subsection (i) above and/or; (B) is the sole source of the Performance Problem and is unable to remedy such Performance Problem within the time period described in subsection
(ii) above. Dominion Technology Partners will deliver a Service Credit to Customer for each two (2) hour period in excess of the time periods for identification and resolution described above.

            (d) Customer Must Request Service Credit. In order to receive any of the Service Credits described in this Section 5.2, Customer must notify Dominion Technology Partners within seven (7) days from the time Customer becomes eligible to receive a Service Credit. Failure to comply with this requirement will forfeit Customer's right to receive a Service Credit.

            (e) Remedies Shall Not Be Cumulative; Maximum Service Credit. The aggregate maximum number of Service Credits to be issued by Dominion Technology Partners to Customer for any and all Downtime periods and Performance Problems that occur in a single calendar month shall not exceed seven (7) Service Credits. A Service Credit shall be issued in the Dominion Technology Partners invoice in the month following the Downtime or Performance Problem, unless the Service Credit is due in Customer's final month of Service. In such case, a refund for the dollar value of the Service Credit will be mailed to Customer. Customer shall also be eligible to receive a pro-rata refund for (i) Downtime periods and Performance Problems for which Customer does not receive a Service Credit and (ii) any Services Dominion Technology Partners does not deliver to Customer for which Customer has paid.

            (f) Termination Option for Chronic Problems. Customer may terminate this Agreement for cause and without penalty by notifying Dominion Technology Partners within five (5) days following the end of a calendar month in the event either of the following occurs: (i) Customer experiences more than fifteen (15) Downtime periods resulting from three (3) or more nonconsecutive Downtime events during the calendar month; or (ii) Customer experiences more than eight (8) consecutive hours of Downtime due to any single event. Such termination will be effective thirty (30) days after receipt of such notice by Dominion Technology Partners.

            (g) THE SERVICE LEVEL WARRANTY SET FORTH IN THIS SECTION 5.2 SHALL ONLY APPLY TO THE BANDWIDTH AND FACILITIES SERVICE(S) PROVIDED BY DOMINION TECHNOLOGY PARTNERS AND, DOES NOT APPLY TO (I) ANY PROFESSIONAL SERVICES; (II) ANY SUPPLEMENTAL SERVICES; AND (III) ANY SERVICE(S) THAT EXPRESSLY EXCLUDE THIS SERVICE LEVEL WARRANTY (AS STATED IN THE SPECIFICATION SHEETS FOR SUCH SERVICES). THIS SECTION 5.2 STATES CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY FAILURE BY DOMINION TECHNOLOGY PARTNERS TO PROVIDE SERVICE(S).

      5.3 Service Performance Warranty. Dominion Technology Partners warrants that it will perform the Services in a manner consistent with industry standards reasonably applicable to the performance thereof.



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      5.4 Selection of Dominion Technology Partners Supplied Equipment;
Manufacturer Warranty. Customer acknowledges that it has selected the Dominion Technology Partners Supplied Equipment and disclaims any statements made by Dominion Technology Partners. Except with respect to any express warranties for Service(s) related to Dominion Technology Partners Supplied Equipment, Customer acknowledges and agrees that its use and possession of the Dominion Technology Partners Supplied Equipment by Customer shall be subject to and controlled by the terms of any manufacturer's or, if appropriate, supplier's warranty, and Customer agrees to look solely to the manufacturer or, if appropriate, supplier with respect to all mechanical, service and other claims, and the right to enforce all warranties made by said manufacturer are hereby, to the extent Dominion Technology Partners has the right, assigned to Customer solely for the Initial Term.

      5.5 No Other Warranty. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS
SECTION 5, THE SERVICES ARE PROVIDED ON AN "AS IS" BASIS, AND CUSTOMER'S USE OF THE SERVICES IS AT ITS OWN RISK. DOMINION TECHNOLOGY PARTNERS DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. DOMINION TECHNOLOGY PARTNERS DOES NOT WARRANT THAT THE SERVICES WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE.

      5.6 Disclaimer of Actions Caused by and/or Under the Control of Third Parties. DOMINION TECHNOLOGY PARTNERS DOES NOT AND CANNOT CONTROL THE FLOW OF DATA TO OR FROM DOMINION TECHNOLOGY PARTNERS'S NETWORK AND OTHER PORTIONS OF THE INTERNET. SUCH FLOW DEPENDS IN LARGE PART ON THE PERFORMANCE OF INTERNET SERVICES PROVIDED OR CONTROLLED BY THIRD PARTIES. AT TIMES, ACTIONS OR INACTIONS OF SUCH THIRD PARTIES CAN IMPAIR OR DISRUPT CUSTOMER'S CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF). ALTHOUGH DOMINION TECHNOLOGY PARTNERS WILL USE COMMERCIALLY REASONABLE EFFORTS TO TAKE ALL ACTIONS IT DEEMS APPROPRIATE TO REMEDY AND AVOID SUCH EVENTS, DOMINION TECHNOLOGY PARTNERS CANNOT GUARANTEE THAT SUCH EVENTS WILL NOT OCCUR. ACCORDINGLY, DOMINION TECHNOLOGY PARTNERS DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS.

6. CUSTOMER OBLIGATIONS.

      6.1 Warranties of Customer.

            (a) General. Customer represents and warrants that (i) it has the legal right and authority, and will continue to own or maintain the legal right and authority, during the term of this Agreement, to place and use any Customer Equipment as contemplated under this Agreement; (ii) the performance of its obligations and use of the Services (by Customer, its customers and users) will not violate any applicable laws, regulations or the Rules and Regulations or cause a breach of any agreements with any third parties or unreasonably interfere with other Dominion Technology Partners customers' use of Dominion Technology Partners services, and (iii) all equipment, materials and other tangible items placed by Customer at Internet Data Centers will be used in compliance with all applicable manufacturer specifications.

            (b) Breach of Warranties. In the event of any breach of any of the foregoing warranties, in addition to any other remedies available at law or in equity, Dominion Technology Partners will have the right, in its sole reasonable discretion, to suspend immediately any related Services if deemed reasonably necessary by Dominion Technology Partners to prevent any harm to Dominion Technology Partners and its business. Dominion Technology Partners will provide notice and opportunity to cure if practicable depending on the nature of the breach. Once cured, Dominion Technology Partners will promptly restore the Service(s).

      6.2 Compliance with Law and Rules and Regulations. Customer agrees that it will use the Service(s) only for lawful purposes and in accordance with this Agreement. Customer will comply at all times with all applicable laws and regulations and the Rules and Regulations, as updated by Dominion Technology Partners from time to time. The Rules and Regulations are incorporated herein and made a part hereof by this reference. Dominion Technology Partners may change the Rules and Regulations upon fifteen (15) days' notice to Customer, which notice may be provided by posting such new Rules and Regulations at the Dominion Technology Partners Web site www.Dominion Technology Partners.net. Customer agrees that it has received, read and understands the current version of the Rules and Regulations. The Rules and Regulations contain restrictions on Customer's and Customer's users' online conduct (including prohibitions against unsolicited commercial email) and contain financial penalties for violations of such restrictions. Customer agrees to comply with such restrictions and, in the event of a failure to comply, Customer agrees to pay the financial penalties in accordance with the Rules and Regulations. Customer acknowledges that Dominion Technology Partners exercises no control whatsoever over the content of the information passing through Customer's site(s) and that it is the sole responsibility of Customer to ensure that the information it and its users transmit and receive complies with all applicable laws and regulations and the Rules and Regulations.

      6.3 Access and Security. Except with the advanced written consent of Dominion Technology Partners, Customer's access to the Internet Data Centers will be limited solely to the Representatives. Representatives may only access the Customer Area and are prohibited from accessing other areas of the Internet Data Center(s) unless accompanied by an authorized Dominion Technology Partners representative.

      6.4 Restrictions on Use of Services. Customer shall not, without the prior written consent of Dominion Technology Partners (which may be withheld in its sole discretion), resell the Services to any third parties or connect Customer Equipment directly to anything other than the Dominion Technology Partners network, equipment and facilities.

      6.5 Relocation of Customer Equipment. In the event that it becomes necessary to relocate the Customer Equipment to another Customer Area or Internet Data Center operated by Dominion Technology Partners, Customer will cooperate in good faith with Dominion Technology Partners to facilitate such relocation, provided that such relocation is based on reasonable business needs of Dominion Technology Partners (including the needs of other Dominion Technology Partners customers), the expansion of the space requirements of Customer or otherwise. Dominion Technology Partners shall be solely responsible for any costs and expenses incurred by Dominion Technology Partners in connection with any such relocation and will use commercially reasonable efforts, in cooperation with Customer, to minimize and avoid any interruption to the Services

      6.6 Dominion Technology Partners Supplied Equipment.


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            (a) Deliver and Term. On or prior to the Service Commencement Date,
Dominion Technology Partners shall deliver to Customer, at the designated Customer Area, the Dominion Technology Partners Supplied Equipment. Customer shall have the right to use the Dominion Technology Partners Supplied Equipment for the Initial Term set forth in the Order Form and any additional period agreed to in writing by Dominion Technology Partners. Customer shall not remove any Dominion Technology Partners Supplied Equipment from the Customer Area(s) without the prior written consent of Dominion Technology Partners.

            (b) Title. The Dominion Technology Partners Supplied Equipment shall always remain the personal property of Dominion Technology Partners. Customer shall have no right or interest in or to the Dominion Technology Partners Supplied Equipment except as provided in this Agreement and the applicable Order Form and shall hold the Dominion Technology Partners Supplied Equipment subject and subordinate to the rights of Dominion Technology Partners. Customer agrees to execute UCC financing statements as and when requested by Dominion Technology Partners and hereby appoints Dominion Technology Partners as its attorney-in-fact to execute such financing statements on behalf of Customer. Customer will, at its own expense, keep the Dominion Technology Partners Supplied Equipment free and clear from any liens or encumbrances of any kind (except any caused by Dominion Technology Partners) and will indemnify and hold Dominion Technology Partners harmless from and against any loss or expense caused by Customer's failure to do so. Customer shall give Dominion Technology Partners immediate written notice of any attachment or judicial process affecting the Dominion Technology Partners Supplied Equipment or Dominion Technology Partners's ownership. Customer will not remove, alter or destroy any labels on the Dominion Technology Partners Supplied Equipment stating that it is the property of Dominion Technology Partners and shall allow the inspection of the Dominion Technology Partners Supplied Equipment at any time.

            (c) Use, Maintenance and Repair. Customer will, at its own expense, keep the Dominion Technology Partners Supplied Equipment in good repair, appearance and condition, other than normal wear and tear, and, if not included in the Services, shall obtain, pay for and keep in effect through the Initial Term a hardware and software maintenance agreement with the manufacturer or other party acceptable to Dominion Technology Partners. All parts furnished in connection with such repair and maintenance shall be manufacturer authorized parts and shall immediately become components of the Dominion Technology Partners Supplied Equipment and the property of Dominion Technology Partners. Customer shall use the Dominion Technology Partners Supplied Equipment in compliance with the manufacturer's or supplier's suggested guidelines.

            (d) Upgrades and Additions. Customer may affix or install any accessory, addition, upgrade, equipment or device on to the Dominion Technology Partners Supplied Equipment (other than electronic data) ("Additions") provided that such Additions (i) can be removed without causing material damage to the Dominion Technology Partners Supplied Equipment; (ii) do not reduce the value of the Dominion Technology Partners Supplied Equipment and (iii) are obtained from or approved in writing by Dominion Technology Partners and are not subject to the interest of any third party other than Dominion Technology Partners. Any other Additions may not be installed without prior written consent. At the end of the Initial Term, Customer shall remove any Additions which (i) were not provided by Dominion Technology Partners and (ii) are readily removable without causing material damage or impairment of the intended function, use, or value of the Dominion Technology Partners Supplied Equipment, and restore the Dominion Technology Partners Supplied Equipment to its original configuration. Any Additions, which are not so removable, will become the property of Dominion Technology Partners (lien free).

7. INSURANCE.

      7.1 Dominion Technology Partners Minimum Levels. Dominion Technology Partners agrees that it will ensure and be solely responsible for ensuring that its contractors and subcontractors maintain insurance coverage at levels no less than those required by applicable law and customary in Dominion Technology Partners's and its agents' industries.

      7.2 Customer Minimum Levels. In order to provide customers with physical access to facilities operated by Dominion Technology Partners and equipment owned by third parties. Dominion Technology Partners is required by its insurers to ensure that each Dominion Technology Partners customer maintains adequate insurance coverage. Customer agrees to keep in full force and effect during the term of this Agreement: (i) comprehensive general liability insurance in an amount not less than $2 million per occurrence for bodily injury and property damage and (ii) workers compensation insurance in an amount not less than that required by applicable law. Customer agrees that it will ensure and be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain insurance coverage at levels no less than those required by applicable law and customary in Customer's and its agents' industries.

      7.3 Certificates of Insurance; Naming Dominion Technology Partners as an Additional Insured. Prior to installation of any Customer Equipment in the Customer Area, Customer will (i) deliver to Dominion Technology Partners certificates of insurance which evidence the minimum levels of insurance set forth above; and (ii) cause its insurance provider(s) to name Dominion Technology Partners as an additional insured and notify Dominion Technology Partners in writing of the effective date thereof.

8. LIMITATIONS OF LIABILITY.

      8.1 Personal Injury. EACH REPRESENTATIVE AND ANY OTHER PERSON VISITING AN INTERNET DATA CENTER DOES SO AT ITS OWN RISK. DOMINION TECHNOLOGY PARTNERS ASSUMES NO LIABILITY WHATSOEVER FOR ANY HARM TO SUCH PERSONS RESULTING FROM ANY CAUSE OTHER THAN THE NEGLIGENCE OR WILLFUL MISCONDUCT OF DOMINION TECHNOLOGY PARTNERS.

      8.2 Damage to Customer Equipment. DOMINION TECHNOLOGY PARTNERS ASSUMES NO LIABILITY FOR ANY DAMAGE TO, OR LOSS OF, ANY CUSTOMER EQUIPMENT RESULTING FROM ANY CAUSE OTHER THAN THE NEGLIGENCE OR WILLFUL MISCONDUCT OF DOMINION TECHNOLOGY PARTNERS. TO THE EXTENT DOMINION TECHNOLOGY PARTNERS IS LIABLE FOR ANY DAMAGE TO, OR LOSS OF, CUSTOMER EQUIPMENT FOR ANY REASON, SUCH LIABILITY WILL BE LIMITED SOLELY TO THE THEN-CURRENT REPLACEMENT VALUE OF THE CUSTOMER EQUIPMENT, EXCLUDING LOST DATA, SOFTWARE AND FIRMWARE.

      8.3. CONSEQUENTIAL DAMAGES WAIVER. EXCEPT FOR A BREACH OF SECTION 4.1 ("CONFIDENTIAL INFORMATION") OF THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY BE LIABLE OR RESPONSIBLE TO THE OTHER FOR ANY TYPE OF INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST REVENUE, LOST PROFITS, REPLACEMENT GOODS, LOSS OF TECHNOLOGY, RIGHTS OR

SERVICES, LOSS OF DATA, OR INTERRUPTION OR LOSS OF USE OF SERVICE OR EQUIPMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER ARISING UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

      8.4. Basis of the Bargain; Failure of Essential Purpose. The parties acknowledge that Dominion Technology Partners has set its prices and entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties and damages set forth herein, and that the same form an essential basis of the bargain between the parties. The parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if found to have failed of their essential purpose.

9. INDEMNIFICATION.

      9.1. Indemnification. Each party will indemnity, defend and hold the other harmless from and against any and all costs, liabilities, losses, and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, "Losses") resulting from any claim, suit, action, or proceeding (each, an "Action") brought by any third party against the other or its affiliates alleging (i) the infringement or misappropriation of any intellectual property right relating to the delivery or use of the Service(s) (but excluding any infringement contributorily caused by the other party); (ii) personal injury caused by the negligence or willful misconduct of the other party; and (iii) any violation of or failure to comply with the Rules and Regulations. Customer will indemnify, defend and hold Dominion Technology Partners, its affiliates and customers harmless from and against any and all Losses resulting from or arising out of any Action brought against Dominion Technology Partners, its affiliates or customers alleging any damage or destruction to the Customer Area, the Internet Data Centers, Dominion Technology Partners equipment or other customer equipment caused by Customer, its Representative(s) or designees.

      9.2 Notice. Each party's indemnification obligations hereunder shall be subject to (i) receiving prompt written notice of the existence of any Action;
(ii) being able to, at its option, control the defense of such Action; (iii) permitting the indemnified party to participate in the defense of any Action; and (iv) receiving full cooperation of the indemnified party in the defense thereof.

10. TERMINATION.

      10.1. Termination For Cause. Either party may terminate this Agreement if:
(i) the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of the same, except in the case of failure to pay fees, which must be cured within five (5) days after receipt of written notice from Dominion Technology Partners; (ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (iii) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing. Customer may also terminate this Agreement in accordance with the terms set forth in paragraph 5.2(f) ("Termination Option For Chronic Problems") of this Agreement.

      10.2 No Liability for Termination. Neither party will be liable to the other for any termination or expiration of any Service or this Agreement in accordance with its terms.

      10.3. Effect of Termination. Upon the effective date of termination of this Agreement:

            (a) Dominion Technology Partners will immediately cease providing the Service(s);

            (b) any and all payment obligations of Customer under this Agreement for Service(s) provided through the date of termination will immediately become due;

            (c) within thirty (30) days of such termination, each party will return all Confidential Information of the other party in its possession and will not make or retain any copies of such Confidential Information except as required to comply with any applicable legal or accounting record keeping requirement; and

            (d) within five (5) days of such termination Customer shall (i) remove from the Internet Data Centers all Customer Equipment (excluding any Dominion Technology Partners Supplied Equipment) and any other Customer property; (ii) deliver or make available all Dominion Technology Partners Supplied Equipment to an authorized representative of Dominion Technology Partners, and (iii) return the Customer Area to Dominion Technology Partners in the same condition as it was on the Service Commencement Date for the Customer Area, normal wear and tear excepted. If Customer does not remove the Customer Equipment and its other property within such five-day period, Dominion Technology Partners will have the option to (i) move any and all such property to secure storage and charge Customer for the cost of such removal and storage, and/or (ii) liquidate the property in any reasonable manner.

      10.4. Customer Equipment as Security. In the event that Customer fails to pay Dominion Technology Partners all undisputed amounts owed Dominion Technology Partners under this Agreement when due, Customer agrees that, upon delivery of written notice to Customer, Dominion Technology Partners may (i) restrict Customer's physical access to the Customer Area and Equipment; and/or (ii) take possession of any Customer Equipment and store it, at Customer's expense, until taken in full or partial satisfaction of any lien or judgment, all without being liable to prosecution or for damages.

      10.5. Survival. The following provisions will survive any expiration or termination of the Agreement: Sections 3, 4.1, 4.2, 4.4, 5.5, 6.6(d), 8, 9, 10 and 11 (excluding 11.2).

11. MISCELLANEOUS PROVISIONS.

      11.1 Force Majeure. Except for the obligation to make payments, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including acts of war, acts of God, earthquake, flood, embargo. riot, sabotage. labor shortage or dispute, governmental act or failure of the Internet (not resulting from the actions or inactions of Dominion Technology Partners), provided that the delayed party: (a) gives the other party prompt notice of such cause, and (b) uses its reasonable commercial efforts to promptly correct such failure or delay in performance. If Dominion Technology Partners is unable to provide Service(s) for a period of thirty (30) consecutive days as a result of a continuing force majeure event, Customer may cancel the Service(s).

      11.2 No Lease; Agreement Subordinate to Master Lease. This Agreement is a services agreement and is not intended to and will not constitute a lease of any real property. Customer acknowledges and agrees that (i) it has been granted only a license to occupy the Customer Area and use the Internet Date Centers and any equipment provided by Dominion Technology Partners in accordance with this Agreement; (ii) Customer has not been granted any real property interest in the Customer Area or Internet Data Centers; (iii) Customer has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations, or ordinances; (iv) this Agreement, to the extent it involves the use of space leased by Dominion Technology Partners, shall be subordinate to any lease between Dominion Technology Partners and its landlord(s); and (v) the expiration or termination of any such lease shall terminate this Agreement as to such property subject to Customer retaining any rights or claims it may have against Dominion Technology Partners arising from the expiration or termination of such lease. Customer hereby waives and releases any claims or rights to make a claim that it may have against the landlord(s) under any lease by Dominion Technology Partners with respect to any equipment or property of Customers' located in the premises demised to Dominion Technology Partners by such landlord(s).

      11.3 Marketing. Customer agrees that during the term of this Agreement Dominion Technology Partners may publicly refer to Customer, orally and in writing, as a Customer of Dominion Technology Partners. Any other reference to Customer by Dominion Technology Partners requires the written consent of Customer.

      11.4 Government Regulations. Customer will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the U.S. in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. Government and any country or organization of nations within whose jurisdiction Customer operates or does business.

      11.5. Non-Solicitation. During the Term of this Agreement and continuing through the first anniversary of the termination of this Agreement, Customer agrees that it will not, and will ensure that its affiliates do not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by Dominion Technology Partners or contracted by Dominion Technology Partners to provide Services to Customer.

      11.6. No Third Party Beneficiaries. Dominion Technology Partners and Customer agree that, except as otherwise expressly provided in this Agreement, there shall be no third party beneficiaries to this Agreement, including but not limited to the insurance providers for either party or the customers of Customer.

      11.7. Governing Law; Dispute Resolution. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of Texas (except that body of law controlling conflicts of law) and specifically excluding from application to this Agreement that law known as the United Nations Convention on the International Sale of Goods. The parties will endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement. Failing such amicable settlement, any controversy, claim, or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach thereof, shall finally be settled by arbitration in accordance with the Arbitration Rules (and if Customer is a non-U.S. entity, the International Arbitration Rules) of the American Arbitration Association ("AAA"). There will be three (3) arbitrators (the "Arbitration Tribunal"), the first of which will be appointed by the claimant in its notice of arbitration. the second of which will be appointed by the respondent within thirty (30) days of the appointment of the first arbitrator and the third of which will be jointly appointed by the party-appointed arbitrators within thirty (30) days thereafter. The language of the arbitration shall be English. The Arbitration Tribunal will not have the authority to award punitive damages to either party. Each party shall bear its own expenses, but the parties will share equally the expenses of the Arbitration Tribunal and the AAA. This Agreement will be enforceable, and any arbitration award will be final, and judgment thereon may be entered in any court of competent jurisdiction. The arbitration will be held in Dallas, Texas, USA. Notwithstanding the foregoing, claims for preliminary injunctive relief, other pre-judgment remedies, and claims for Customer's failure to pay for Services in accordance with this Agreement may be brought in a state or federal court in the United States with jurisdiction over the subject matter and parties.

      11.8. Severability; Waiver. In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreement will remain in full force and effect. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.

      11.9. Assignment. Customer may assign this Agreement in whole as part of a corporate reorganization, consolidation, merger, or sale of substantially all of its assets. Customer may not otherwise assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of Dominion Technology Partners, and any attempted assignment or delegation without such consent will be void. Dominion Technology Partners may assign this Agreement in whole or part. Dominion Technology Partners also may delegate the performance of certain Services to third parties, including Dominion Technology Partners's wholly owned subsidiaries, provided Dominion Technology Partners controls the delivery of such Services to Customer and remains responsible to Customer for the delivery of such Services. This Agreement will bind and inure to the benefit of each party's successors and permitted assigns.

      11.10 Notice. Any notice or communication required or permitted to be given hereunder may be delivered by hand, deposited with an overnight courier, sent by email, confirmed facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the address of the receiving party as listed on the Order Form or at such other address as may hereafter be furnished in writing by either party to the other party. Such notice will be deemed to have been given as of the date it is delivered, mailed, emailed, faxed or sent, whichever is earlier.

      11.11. Relationship of Parties. Dominion Technology Partners and Customer are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between Dominion Technology Partners and Customer. Neither Dominion Technology Partners nor Customer will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent, except as otherwise expressly provided herein.

      11.12. Entire Agreement; Counterparts; Originals. This Agreement, including all documents incorporated herein by reference, constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter. Any additional or different terms in any purchase order or other response by Customer shall be deemed objected to by Dominion Technology Partners without need of further notice of objection. and shall be of no effect or in any way binding upon Dominion Technology Partners. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Once signed, any reproduction of this Agreement made by reliable means (e.g., photocopy, facsimile) is considered an original. This Agreement may be changed only by a written document signed by authorized representatives of Dominion Technology Partners and Customer in accordance with this Section 11.12. For purposes of this Agreement, the term "written" means anything reduced to a tangible form by a party, including a printed or hand written document, e-mail or other electronic format.

      11.13 Interpretation of Conflicting Terms. In the event of a conflict between or among the terms in this Agreement, the Order Form(s), the Specification Sheet(s), the Statement(s) of Work, and any other document made a part hereof, the documents shall control in the following order: the Order Form with the latest date, the Statement of Work, Specification Sheets, the Agreement and other documents.

Authorized representatives of Customer and Dominion Technology Partners have read the foregoing and all documents incorporated therein and agree and accept such terms effective as of the date first above written.

CUSTOMER  MEDSTRONG INTERNATIONAL CORP   DOMINION TECHNOLOGY PARTNERS, INC.


Signature: /s/ Jerry R. Farrar           Signature: /s/ Lee C. Roberts
           ---------------------------              ---------------------------
Print Name: JERRY R. FARRAR              Print Name: Lee C. Roberts
            --------------------------               --------------------------
Title:      PRESIDENT & CEO              Title:      President
            --------------------------               --------------------------
Date:       3-9-01                       Date:       March 9, 2001
            --------------------------               --------------------------

This Agreement incorporates the following documents:

o     Addendum A - Equipment Purchase Terms and Conditions (if applicable)

o     Addendum B - Order Form - Cost of Services

                                   ADDENDUM A

                    EQUIPMENT PURCHASE TERMS AND CONDITIONS

      1. SHIPPING AND HANDLING. All equipment purchased by Customer (the "Equipment") is provided FOB vendor facility. Shipment will be made as specified by Customer and Customer is solely responsible for all expenses in connection with the delivery of the Equipment. The Equipment will be deemed accepted by Customer upon shipment.

      2. PURCHASE PRICE AND TAXES. Customer shall pay to Dominion Technology Partners the purchase price set forth in the applicable Order Form ("Purchase Price") for each item of Equipment Customer hereby grants and Dominion Technology Partners reserves a purchase money security interest in the Equipment and the proceeds thereof as a security for its obligations hereunder until payment of the full Purchase Price to Dominion Technology Partners. The Purchase Price is due and payable within thirty (30) days of shipment of the Equipment. Customer shall pay all taxes and other governmental charges assessed in connection with the sale, use or possession of the Equipment including, without limitation, any and all sales and/or use taxes and personal property taxes (other than taxes on Dominion Technology Partners's net income).

      3. TITLE. Customer shall acquire title to the Equipment upon full payment of the purchase price(s) set forth herein. Notwithstanding the foregoing, Dominion Technology Partners and any licensor of rights to Dominion Technology Partners shall retain title to and rights in the intellectual property (whether or not subject to patent or copyright) and content contained in the materials supplied under the terms of this Agreement.

      4. SELECTION OF EQUIPMENT; MANUFACTURER WARRANTY. Customer acknowledges that is has selected the Equipment and disclaims any statements made by Dominion Technology Partners. Customer acknowledges and agrees that use and possession of the Equipment by Customer shall be subject to and controlled by the terms of any manufacturer's or, if appropriate, supplier's warranty, and Customer agrees to look solely to the manufacturer or, if appropriate, supplier with respect to all mechanical, service and other claims, and the right to enforce all warranties made by said manufacturer are hereby, to the extent Dominion Technology Partners has the right, assigned to Customer. THE FOREGOING WARRANTY IS THE EXCLUSIVE WARRANTY AND IS IN LIEU OF ANY ORAL REPRESENTATION AND ALL OTHER WARRANTIES AND DAMAGES, WHETHER EXPRESSED, IMPLIED OR STATUTORY. DOMINION TECHNOLOGY PARTNERS HAS NOT MADE NOR DOES MAKE ANY OTHER WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, OR OF NONINFRINGEMENT OF THIRD PARTY RIGHTS AND AS TO DOMINION TECHNOLOGY PARTNERS AND ITS ASSIGNEES, CUSTOMER PURCHASES THE EQUIPMENT "AS IS".

      5. LIMITATION OF LIABILITY. Dominion Technology Partners's entire liability for any damages which may arise hereunder, for any cause whatsoever, and regardless of the form of action, whether in contract or in tort, including Dominion Technology Partners's negligence, or otherwise, shall be limited to the Purchase Price paid by Customer for the Equipment. IN NO EVENT WILL DOMINION TECHNOLOGY PARTNERS BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, OR FOR ANY LOSS OF BUSINESS OR PROSPECTIVE BUSINESS OPPORTUNITIES, PROFITS, SAVINGS, INFORMATION, USE OR OTHER COMMERCIAL OR ECONOMIC LOSS, EVEN IF DOMINION TECHNOLOGY PARTNERS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      6. GOVERNING LAW; DISPUTE RESOLUTION. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of Texas (except that body of law controlling conflicts of law) and specifically excluding from application to this Agreement that law known as the United Nations Convention on the International Sale of Goods. The parties will endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement. Failing such amicable settlement, any controversy, claim, or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance. termination or breach thereof, the parties to this Agreement hereby consent to jurisdiction and venue in the courts of the state of Texas and in the U.S. District Courts in the City of Dallas, Texas.

      7. MISCELLANEOUS. THE ABOVE TERMS AND CONDITIONS ARE THE ONLY TERMS AND CONDITIONS UPON WHICH DOMINION TECHNOLOGY PARTNERS IS WILLING TO SELL THE EQUIPMENT AND SUPERSEDE ALL PREVIOUS AGREEMENTS, PROMISES OR REPRESENTATIONS, ORAL OR WRITTEN.

  ADDENDUM B - Order Form - Cost of Services

Customer                                       Bill To
-------------------------------------------------------------------------------------------------------------
MedStrong International Corporation
500 Silver Spur Rd., Suite 303
Rancho Palos Verdes, CA 90274
-------------------------------------------------------------------------------------------------------------
Quote Date:             3/1/01                 Office:       Dallas
Valid To:               4/1/01                 SalesPerson:  L.C. Roberts
Revision                     1                 Terms:        Net 30

          -------------------------------------------------------------------
          Service Date:       4/1/01           Initial Term: 12 Months
          -------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                            Extended      Extended
                                             Monthly                        Monthly       Non-
Service      Description                Qty  Recurring      Non-Recurring   Recurring     Recurring
-------------------------------------------------------------------------------------------------------------

A4-ETHER-U1  1Mbps - 10Mbps              1          $1,200             $0          $1,200          $0
A4-ETHER-SU  Setup                       1                           $800                        $800
A4-ETHER-UV  Variable Usage /MB                     $1,600

A4-ML530     CPQ Servers                 2          $1,750             $0          $1,750          $0

             Management Services -
             Extra Cost for Servers
             and Cost for Services
             is agreed to be paid
             $1.50 per member billed
             on a monthly basis.
A4-MS-PRO                                1    $1.50/member             $0    $1.50/member          $0
-------------------------------------------------------------------------------------------------------------
Total                                                                              $2,950        $800
-------------------------------------------------------------------------------------------------------------

Your signature below indicates that you have read the Services Agreement and the Specification Sheets and/or Statements of Work and agree to be bound by their provisions.

--------------------------------------------------------------------------------

MedStrong International Corporation         Dominion Technology Partners, Inc.


Signature:  /s/ Jerry R. Farrar             Signature:  /s/ Lee C. Roberts
            --------------------------                  ------------------------
Print Name: JERRY R FARRAR                  Print Name: Lee C. Roberts
            --------------------------                  ------------------------
Title:      PRESIDENT & CEO                 Title:      President
            --------------------------                  ------------------------
Date:       3-9-01                          Date:       3-9-01
            --------------------------                  ------------------------

--------------------------------------------------------------------------------